          As filed with the Securities and Exchange Commission on March 28, 2002
                                                      Registration No. 333-81263
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 4 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               KOMAG, INCORPORATED
                  (DEBTOR-IN-POSSESSION AS OF AUGUST 24, 2001)
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                  94-2914864
    (State or other jurisdiction of                   (IRS Employer
    incorporation or organization)                 Identification Number)

               1710 AUTOMATION PARKWAY, SAN JOSE, CALIFORNIA 95131
                                 (408) 576-2000

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------
                                EDWARD T. SIEGLER
                             CHIEF FINANCIAL OFFICER
                               KOMAG, INCORPORATED
                             1710 AUTOMATION PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 576-2000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                   COPIES TO:
                             KATHLEEN B. BLOCH, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300
                                   ----------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     On June 22, 1999, Komag, Incorporated (the "Company") filed a Registration Statement on Form S-3 (File No. 333-81263), as amended by Amendment No. 1 on December 17, 1999, Post-Effective Amendment No. 2 on March 23, 2000, and Post-Effective Amendment No. 3 on April 17, 2000, covering the prospective issuance of an aggregate of $150,000,000 of the Company's securities, including Common Stock, Preferred Stock, Depositary Shares representing Preferred Stock, and Debt Securities and Warrants (collectively, the "Registered Company Securities"). On December 22, 1999, the Securities and Exchange Commission (the "Commission") declared the Registration Statement effective.

        Pursuant to the Company's undertaking under Item 512(a)(3) of Regulation S-K in connection with the Registration Statement, the Company agreed to remove from registration, by means of a post-effective amendment, any of the shares registered which remained unsold at the termination of the offering. The Company wishes to remove any unsold shares from registration at this time because it no longer intends to issue any of the Registered Company Securities covered thereunder.

        Accordingly, the Company hereby de-registers the $150,000,000 worth of Registered Company Securities registered pursuant to the Registration Statement, all of which remain unsold thereunder.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement (333-81263) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 21st day of March, 2002.

                                        KOMAG, INCORPORATED


                                        By: /s/ Thian Hoo Tan
                                            ------------------------------------
                                            Thian Hoo Tan
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                                  Title                                Date
        ---------                                  -----                                ----

/s/ Thian Hoo Tan                       Chief Executive Officer,                     March 21, 2002
-----------------------------           and Director (Principal Executive Officer)
    (Thian Hoo Tan)


/s/ Edward H. Siegler                   Vice President, Chief Financial Officer      March 21, 2002
-----------------------------           (Principal Financial Officer)
    (Edward H. Siegler)


/s/ Kathleen A. Bayless                 Vice President, Corporate Controller         March 21, 2002
----------------------------            (Principal Accounting Officer)
    (Kathleen A. Bayless)


*/s/ Donald P. Beadle                   Director                                     March 21, 2002
-----------------------------
    (Donald P. Beadle)


*/s/ Chris A. Eyre                      Director                                     March 21, 2002
-----------------------------
    (Chris A. Eyre)


*/s/ George A. Neil                     Director                                     March 21, 2002
-----------------------------
    (George A. Neil)


*/s/ Ronald L. Schauer                  Director                                     March 21, 2002
-----------------------------
    (Ronald L. Schauer)


*/s/ Anthony Sun                        Director                                     March 21, 2002
-----------------------------
    (Anthony Sun)


*/s/ Harry G. Van Wickle                Director                                     March 21, 2002
-----------------------------
    (Harry G. Van Wickle)


*By /s/ Edward H. Siegler
-----------------------------
    (Edward H. Siegler)
    Attorney-in-Fact